Exhibit 5.1

ד"ר ליפא מאיר	טלי לב (II/III)	לילך הוק	נעם בר אור	NOAM BR OR	LILACH HOEK	TALI LEV(II/III)	DR. LIPA MEIR
צוריאל לביא	סילביה גל-יהב	איתמר ליפנר	עמית ביטון	AMIT BITTON	ITAMAR LIPPNER	SYLVIA GAL-YAHAV	ZURIEL LAVIE
אלון פומרנץ	אסף אילוז	גיא משולם	מאור זילכה	MAOR ZILKA	GUY MESHULAM	ASAF ILUZ	ALON POMERANC
ארתור מוהר (I)	שי תמר	יוני שטינמץ	טל פרי	TAL PERI	YONI SHTAINMETZ	SHAY TAMAR	ARTHUR MOHER(I)
עוזי מור	רועי אייז	אלה בן-דור	אביחי אסולין	AVIHAY ASULIN	ELLA BEN-DOR	ROY AIZ	UZI MOR
גרי קופלוביץ	ד"ר גאי כרמי	טל אסולין-מנחמוב	אביב אמר	AVIV AMAR	TAL ASULIN-MENAHEMOV	DR. GUY CARMI	GARY COPELOVITZ
גד אזור	ורד זליכה	יותם וייס	רעות שאולי	REUT SHAULI	YOTAM WEISS	VERED ZLAIKHA	GAD AZOR
ארז דר לולו	יעל פלטאו-בילו (I)	רימון דיין	תום להב	TOM LAHAV	RIMON DAYAN	YAEL FLATAU-BILU (I)	EREZ DAR LULU
יריב שלום	נופר טפליץ	תום ניסני	עדי קמחי	ADI KIMHI	TOM NISSANI	NUPHAR TEPLIZ	YARIV SHALOM
רונן בהרב	יוסי מנדלבאום	ארז גולן (נעים)	חן בן דוד	CHEN BEN DAVID	EREZ GOLAN (NAIM)	YOSSI MANDELBAUM	RONEN BAHARAV
ד"ר זיו פרייז (II)	שמרית כרמי-נעמת	ישי לבנון	אולגה ספיבק	OLGA SPIVAK	ISHAY LEVANON	SHIMRIT CARMY NAAMAT	DR. ZIV M. PREIS (II)
מיכל שורץ	עומר מאירי	אסף נחמיאס	נדב סווטלוף	NADAV SVETLOFF	ASSAF NACHMIAS	OMER MEIRI	MICHAL SCHWARTZ
שבתאי מיכאלי	קרנית אקריש	שחף רוט-קליין	ג'סטין בן חמו	JUSTIN BENHAMOU	SHAHAF ROTH-KLEIN	KARNIT AKRISH	SHABTAI MICHAELI
איתן שמואלי	יערה פרוינד-אברהם	עידו זבורוף	איב נווה	EVE NAVE	IDO ZABOROF	YAARA FRUEND-AVRAHAM	EITAN SHMUELI
אמיר זולטי	גרגורי אירגו	עמית זומר-פדידה	דניאל קדוש	DANIEL KADOSH	AMIT ZOMER-FADIDA	GREGORY IRGO	AMIR ZOLTY
ארז תיק	יצחק אנידגר	ניר דפני			NIR DAFNI	ISAAC ANIDJAR	EREZ TIK
שירלי יפרח-אזור	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	איילת רם	סיגל ונצובסקי			SIGAL VANTSOVSKY	AYELET RAM	DR. TZIPI ISER ITSIQ
גלי אופינסקי	ליהי אלימלך	טל מורג			TAL MORAG	LIHI ELIMELECH	GALI OPINSKY
דוד וינשטיין	רעות בייץ	ירדן הדר			YARDEN HADAR	REUT BEITZ	DAVID WEINSTEIN
ד"ר יריב אילן	יאן פלדמן	שיר דיגמי-טל	איל חיאט	EYAL KHAYAT	SHIR DIGMI-TAL	YAN FELDMAN	DR. YARIV ILAN
אדמית כהן-וינשטוק	ניר מנחם	צח כהן	ד"ר יהודה בן מאיר ((IV	DR. YEHUDA BEN-MEIR (IV)	TZAH COHEN	NIR MENAHEM	ADMIT COHEN-WEINSHTOK
מאיר אלבוים	קרן בוצר	נוף שדה	ד"ר אירית מבורך ((IV	DR. IRIT MEVORACH (IV)	NOF SADEH	KEREN BOZER	MEIR ELBAUM

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

 January 22, 2021

To:

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission on or about January 21, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $180,000,000 aggregate amount of American Depositary Shares (“ADSs”), each representing five ordinary shares, no par value, of the Company (“Ordinary Shares”), including up to $60,000,000 aggregate amount of ADSs (the “ATM ADSs”; the Ordinary Shares underlying such ATM ADSs – the “ATM Ordinary Shares”) pursuant to the terms of a Sales Agreement dated January 21, 2021 by and between the Company and A.G.P./Alliance Global Partners (the “Sales Agreement”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

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(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Articles.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

Assuming (a) the taking of all necessary subsequent corporate action to authorize and approve the issuance of any Ordinary Shares underlying the ADSs, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate Prospectus Supplement (if necessary) with respect to the offering of the ADSs in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, entry by the Company into, and performance by the Company under, any applicable definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the ADSs and the Ordinary Shares underlying same may be issued and sold, in a form to be filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K (an “Underwriting Agreement”), and (e) receipt by the Company of the consideration for the ADSs as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, such Ordinary Shares will be validly issued, fully paid and non-assessable; and

The ATM Ordinary Shares underlying the ATM ADSs have been duly authorized by the Company, and, when issued and paid for in accordance with the terms and conditions of the Sales Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

You have informed us that you intend to issue the ADSs and/or the Ordinary Shares (together, the “Securities”) from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Very truly yours,

/s/ Lipa Meir & Co

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